BACK RENT PAYMENT AGREEMENT

THIS BACK RENT PAYMENT AGREEMENT (“Agreement”) executed by the parties to it shall be deemed to have been made, entered into, and delivered, in Louisville, Kentucky, as of October 1, 2017 by and between 7100 Grade Lane LLC, a Kentucky limited liability company, with an office located at 325 W. Main Street, Suite 250, Louisville, KY 40202 (“Company”) , and Industrial Services of America, Inc., a Florida corporation, with its principal office located at 7100 Grade Lane, Louisville, KY 40213 (“ISA”).

WHEREAS, a lease agreement (“Lease”) was entered between K & R Corporation and Industrial Services of America, Inc. effective January 1, 1998 for certain real property located at 7100 Grade Lane, Louisville, Kentucky;

WHEREAS, the Company is the successor in interest to the real property and the Lease;

WHEREAS, ISA has not paid the Company certain rents that are past due and owing under the Lease;

WHEREAS, ISA has now agreed to pay Company the back rent past due and owing under the Lease that is not accounted for in a previously executed promissory note(s) described below (“the back rent past due and owing under the Lease”);

NOW, THEREFORE,  that for and in consideration of the mutual covenants contained herein together with the premises aforesaid which are to be taken and read as a material part hereof and not as mere recitals, Company and ISA agree as follows:

1.      PAYMENT.  ISA shall pay the back rent past due and owing under the Lease in the amount of Three Hundred Forty Five Thousand Eight Hundred Eight Dollars ($345,808.00) to the Company according to the following schedule: One Hundred Thousand Dollars ($100,000.00) due on October 1, 2017, and six (6) consecutive monthly payments of Forty Thousand Nine Hundred Sixty Eight Dollars ($40,968.00) each, beginning November 1, 2017 and continuing on the same day of each month thereafter. Such amount represents a full and complete settlement of any back rent owed by ISA under the lease excluding any back rent that is included in the note dated February 29, 2016 in the original  principal amount of $883,800, which note remains in full and effect and is not affected by this Agreement, and excluding back rent, if any, that is included in the note from ISA in favor of K & R, LLC dated February 29, 2016 in the original  principal amount of $620,328, which note remains in full and effect and is not affected by this Agreement.

2.      PROMISSORY NOTE AND WARRANTY.  ISA shall simultaneously with the execution of this Agreement execute and deliver the promissory note attached hereto and incorporated by reference as Attachment “1.” Company warrants that the back rent past due and owning under the Lease in the foregoing amount is owed solely to Company as the successor landlord under the Lease and the Company hereby indemnifies ISA and holds it harmless from any claim for any portion of such back rent by K&R Corporation or any affiliate, shareholder, or other party claiming by, through or under K&R Corporation.

1

3.      TERM.   This Agreement shall terminate when the last payment is made and all terms and conditions of this Agreement and the attached promissory note have been complied with and satisfied.

4.      REMEDIES. The remedies available to Company upon the breach of this Agreement and/or the promissory note attached hereto are cumulative and the Company may elect to pursue any or all of such remedies and all or any remedies that are available at law or equity.

5.      GOVERNING LAW.  This Agreement shall be interpreted, construed and governed under and according to the laws of the Commonwealth of Kentucky.

6.      AMENDMENTS.  This Agreement constitutes the entire agreement between the parties and no amendment, alteration or variation of any of the terms and conditions of this Agreement shall be valid unless in writing and signed by both Company and ISA.

7.      NOTICE.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed given at the time of its deposition in the United States mail, postage prepaid, by certified or registered mail, return receipt requested, addressed to the party to whom it is to be given as follows:

Company:

            7100 Grade Lane LLC.

325 W. Main Street, Suite 250

Louisville, KY 40202

ATTN: Orson Oliver, Manager

ISA:

            Industrial Services of America, Inc.

            7100 Grade Lane, LLC

            325 W. Main Street, Suite 250

            Louisville, KY 40213

            ATTN: Todd L. Phillips

Either party may change the address to which notice shall be sent by notice similarly sent to the other party.

2

8.      ENTIRE AGREEMENT.   This Agreement contains the entire agreement of the parties hereto and supersedes all prior agreements, contracts, and understandings, whether written or otherwise, between the parties relating to the subject matter hereof.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.      INTERPRETATION.  In this Agreement, when applicable, the use of the singular form of any word includes the plural and the use of the plural includes the singular, and capitalizations include noncapitalizations and noncapitalizations include capitalizations, and the masculine, feminine or neuter form includes the masculine, feminine, or neuter gender as the case may be.

10.      SEVERABILITY.  In the event any provision of this Agreement conflicts with the law under which this Agreement may be construed or if any such provision be held invalid by a court, such provision shall be deleted from the Agreement and the Agreement shall be construed to give effect to the remaining provisions hereof. The invalidity or unenforceability of any provisions of this Agreement will not affect the validity or enforceability of any other provisions.

11.      HEADINGS.  The paragraph headings contained in this Agreement are for convenience only and shall in no manner be construed as part of this Agreement.

12.      NO IMPLIED WAIVER.  Any waiver of enforcement of any provision or waiver of any breach of this Agreement, whether or not recurring, shall not be construed as a waiver of any subsequent enforcement or breach. No waiver of any term or provision of this Agreement shall be deemed a waiver of any subsequent breach of such term or provision of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

INDUSTRIAL SERVICES OF AMERICA, INC.,

            a Florida corporation

BY: /s/ Todd L. Phillips

ITS: President and CFO

            7100 GRADE LANE LLC,

            a Kentucky limited liability company

            /s/ Orson Oliver

            Orson Oliver, Manager

3

ATTACHMENT “1”

PROMISSORY NOTE

$345,808.00	Effective October 1, 2017
Louisville, Kentucky

FOR VALUE RECEIVED, the undersigned Industrial Services of America, Inc., a Florida corporation (hereinafter referred to as "maker"), with its principal office located at 7100 Grade Lane, Louisville, KY 40213 hereby promises and agrees to pay, for value received, receipt of which is hereby acknowledged, on or before the maturity date, to the order of 7100 Grade Lane, LLC, a Kentucky limited liability company, (hereinafter referred to as "lender"), with an office located at 325 W. Main Street, Suite 250, Louisville KY 40202 the principal amount of Three Hundred Forty Five Thousand Eight Hundred Eight Dollars 00/100 ($345,808.00) and any other charges, including, without limitation, late and/or service charges, in lawful money of the United States of America. This note shall not bear interest unless a payment is not timely made. In the event of a nonpayment within the requisite time frame, interest shall accrue at eight percent (8%) per annum on the entire balance of the this note until the full balance is paid (excluding the October 1, 2017 payment which is being made concurrently with the delivery of this  note).

This note shall be paid according to the following schedule: One Hundred Thousand Dollars ($100,000.00) of principal due on October 1, 2017 and six (6) consecutive payments of principal beginning November 1, 2017 and continuing on the same day of each month thereafter through and including April 1, 2018 with each payment in the amount of Forty Thousand Nine Hundred Sixty-Eight Dollars. ($40,968). All payments received by lender from the maker for application to the amount outstanding hereunder may be applied to the maker’s obligations hereunder in such order as determined by lender. In any event, lender shall have no obligation to advance, and maker shall have no right to reborrow, any amounts so repaid. All payments of any sums due under this note shall be made in immediately available funds to lender at the address for lender first set forth in this note to the attention of Orson Oliver, manager of 7100 Grade Lane, LLC or to such other person or at such other address as may be designated in writing by the holder of this promissory note. If any required payment is more than Five (5) days late (excluding the October 1 payment which is being made concurrently with the delivery of this note), then at lender’s option, lender will assess, and maker agrees to pay, a late payment charge of Two Thousand Dollars ($2,000.00).

It is understood and agreed that the occurrence of any one or more of the following events shall constitute a default under this note: (A) the failure to pay or perform any obligations hereunder as and when due (whether at maturity or by acceleration, and with no prior demand therefor by lender being necessary except to the extent, if any, required under the express terms of the agreement, note, or instrument governing such default); (B) death of maker or of any guarantor of this note (if an individual), or a proceeding being filed by or commenced against maker or any guarantor of this promissory note for dissolution or liquidation, or maker or any guarantor of this note voluntarily or involuntarily terminating or dissolving or being terminated or dissolved, or the sale of all or substantially all of the assets of the maker or of any guarantor of this note; (C) insolvency of, business failure of, the appointment of a custodian, trustee, liquidator, or receiver for or for any of the property of, or an assignment for the benefit of creditors by or the filing of a petition under bankruptcy, insolvency, or debtor's relief law, or for any readjustment of indebtedness, composition, or extension by or against maker or any guarantor of this note; (D) any attachments, liens, or additional security instruments being placed upon the property which is security, if any, for this promissory note, except to the extent permitted under the express terms of any security document for this promissory note; or (E) lender determining that any representation, covenant or warranty made by maker or any guarantor of this note to lender is, or was at the time made, untrue or materially misleading.

4

Whenever there is a default under this promissory note the entire balance of this promissory note shall, at the option of lender, become forthwith due and payable, without presentment, notice, protest, or demand of any kind (all of which are hereby expressly waived by maker). No failure or delay on the part of lender, and no course of dealing between maker and lender, shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. Failure of the holder of this promissory note to exercise any of its rights and remedies shall not constitute a waiver of the right to exercise the same at that or any other time. All rights and remedies of the holder for default under this promissory note shall be cumulative to the greatest extent permitted by law. Time shall be of the essence in the payment of this promissory note and the performance of maker’s other obligations under this promissory note.

If there is any default under this promissory note, and this promissory note is placed in the hands of an attorney for collection, or is collected through any court, including, without limitation, any bankruptcy court, maker promises to pay to the holder hereof its reasonable attorney fees and court costs incurred in collecting or attempting to collect or securing or attempting to secure this promissory note or enforcing the holder's rights in any collateral securing this promissory note, provided the same is legally allowed by the laws of the Commonwealth of Kentucky or any state where the collateral or part thereof is situated.

If any one or more of the provisions of this promissory note, or the applicability of any such provision to a specific situation, shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this promissory note and all other applications of any such provision shall not be affected thereby. In the event such provision(s) cannot be modified to make it or them enforceable, the invalidity or unenforceability of any such provision(s) of this promissory note shall not impair the validity or enforceability of any other provision of this promissory note.

Maker and any other party who may become primarily or secondarily liable for any of the obligations of maker hereunder hereby waive presentment, demand, notice of dishonor, protest, notice of protest, and nonpayment, and further waive all exemptions to which they may now or hereafter be entitled under the laws of this or any other state or of the United States, and further agree that the holder of this promissory note shall have the right, without notice, to deal in any way, at any time, with maker, or any guarantor of this promissory note or with any other party who may become primarily, secondarily or otherwise liable for any of the obligations of maker under this promissory note without waiving any rights the holder of this promissory note may have hereunder or by virtue of the laws of this state or any other state of the United States. Lender may assign, pledge or otherwise transfer this promissory note or any of its rights or powers under this promissory note without notice, with all or any of the obligations owing to lender by maker, and in such event the assignee shall have the same rights as if originally named herein in place of lender. Maker may not assign this promissory note or any benefit accruing to it hereunder without the express written consent of the lender.

By signing this promissory note, maker acknowledges reading, understanding and agreeing to all its provisions and receipt thereof.

INDUSTRIAL SERVICES OF AMERICA, INC.

BY:  /s/ Todd L. Phillips

ITS: President and CFO

DATE: October 27, 2017

5